UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Persuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 24, 2001

MARINEMAX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-14173 (Commission File Number)	59-3496957 (IRS Employer Identification No.)

18167 U.S. 19 NORTH, SUITE 499 Clearwater, Florida		33764

(Address of principal executive offices)		(ZIP Code)

727-531-1700
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

As previously announced, the retailing environment, including marine retailing is experiencing softness as the result of the widely reported economic weakness, unfavorable weather patterns and volatile stock market. While difficult to predict, the Company believes it will achieve earnings per share for its September 30, 2001 quarter, in the range of $0.30-$0.32 per diluted share. It also believes that given information currently available, fiscal 2002 earnings per share will be approximately 10-15% higher than fiscal 2001.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINEMAX INC.

July 24, 2001	By:	/s/ Michael H. McLamb

Michael H. McLamb Chief Financial Officer, Vice President, Secretary and Treasurer

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